UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 21, 2013 (February 15, 2013)

BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
130 Holger Way
San Jose, CA 95134
(Address, including zip code, of principal executive offices)
(408) 333-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers
On February 20, 2013, the Change of Control Retention Agreement between Brocade Communications Systems, Inc. (“Brocade”) and each of Brocade's executive officers, respectively, was amended. The amendments were adopted solely for the purpose of furthering Brocade's intention to attempt to qualify certain amounts potentially payable under a proposed bonus plan as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Otherwise, payments made under the proposed bonus plan would not be able to qualify as tax deductible expenses under Section 162(m) prior to this change. Under each amendment, the potential severance amount payable to the officer upon a qualifying termination of employment that is not in connection with a change of control of Brocade no longer is tied in part to the officer's target bonus under Brocade's Senior Leadership Plan but rather the part tied to a percentage of such executive officer's base salary has been increased. As of the effective date of the amendments, this change does not increase or decrease the benefits potentially payable under the Change of Control Retention Agreements. Under each officer's respective Change of Control Retention Agreement, as amended, the portion of the potential severance amount tied to salary for Lloyd Carney, Chief Executive Officer, is 250% of base salary, for Daniel Fairfax, Vice President, Finance and Chief Financial Officer, the amount is 90% of base salary, and for Tyler Wall, Vice President, General Counsel, the amount is 87.5% of base salary.
A copy of the form of Amendment to Change of Control Retention Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Election of Directors
On February 15, 2013, Lloyd Carney, Brocade's Chief Executive Officer, was appointed to the Board of Directors of Brocade (the “Board”). Mr. Carney has also been appointed to serve as chairman of both Brocade's Corporate Development and Financing Committees of the Board and will also serve as a member of the Grant Committee of the Board. As an employee of Brocade, Mr. Carney will not receive compensation for his services as a director.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Form of Amendment to Change of Control Agreement between Brocade and Brocade's executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: February 21, 2013	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary